EXHIBIT 21.1
                             PRINCIPAL SUBSIDIARIES

       NAME OF SUBSIDIARY                       JURISDICTION OF ORGANIZATION

Dialogic Investment Corporation                        New Jersey

GammaLink                                              California

Spectron Microsystems, Inc.                            California

Dianatel Corporation                                   California

Dialogic (NZ) Limited                                  New Zealand

Dialogic Telecom Europe S.A.                           Belgium

Dialogic Systems K.K.                                  Japan